EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report, dated March 30, 2007, on the consolidated financial statements of M-Wave, Inc. and Subsidiaries as of December 31, 2006. We hereby consent to the incorporation by reference of our report in the Registration Statement on Amendment No. 4 to Form S-4 of M-Wave, Inc. and Subsidiaries. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ McGladrey & Pullen, LLP

Schaumburg, Illinois

December 5, 2007